Form 8-K

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549


                 PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report(Date of earliest event reported):
                        October 15, 1998


                    WESTMORELAND COAL COMPANY
                    -------------------------
         (Debtor-in-Possession as of December 23, 1996)
         ----------------------------------------------
     (Exact name of registrant as specified in its charter)


          DELAWARE                    0-752               23-1128670
          --------                    -----               ----------
(State or other jurisdiction      (Commission File     (I.R.S. Employer
of incorporation or organization)      Number)        Identification No.)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado    80903
------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number,
   including area code:                             719-442-2600


Item 5.        Other Events

               The Company, which filed for protection under chapter 11 of the US Bankruptcy Code in December, 1996, announced today that it has reached a settlement agreement with the 1992 UMWA Benefit Plan, the UMWA Combined Fund and the UMWA 1974 Pension Trust, the United Mine Workers of America and the Official Committee of Equity Security Holders ("Equity Committee") for the resolution of its Chapter 11 case. The agreement, which provides terms for a consensual dismissal, was announced during scheduled hearings on Westmoreland's Motion to Dismiss and the Equity Committee's Motion to Convert to chapter 7, and the hearings were subsequently recessed.

Item 7.        Financial Statements and Exhibits

               (c)

               No.      Description

               99.9     Press release dated October 15, 1998


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              WESTMORELAND COAL COMPANY


Date: October 19, 1998        By: /s/ Robert J. Jaeger
                              --------------------------------------
                                      Robert J. Jaeger
                                      Senior Vice President-Finance
                                      and Treasurer


<PAGE 2>
                 -------------------------------
                 Agreement Reached on Dismissal
                 -------------------------------

Colorado Springs, CO -- October 15, 1998 -- Westmoreland Coal Company (Debtor-in-Possession) (OTC Bulletin Board: WMCLQ), which filed for protection under Chapter 11 of the US Bankruptcy Code in December, 1996, announced today that the Company has reached a settlement agreement with the 1992 UMWA Benefit Plan ("1992 Plan"), the UMWA Combined Fund ("Combined Fund") and the UMWA 1974 Pension Trust (collectively the "Funds"), the United Mine Workers of America ("UMWA") and the Official Committee of Equity Security Holders ("Equity Committee") for the resolution of its chapter 11 case. The agreement, which provides terms for a consensual dismissal, was announced during scheduled hearings on Westmoreland's Motion to Dismiss and the Equity Committee's Motion to Convert to chapter 7, and the hearings were subsequently recessed.

Key terms of the agreement provide that:

   - All undisputed creditor claims will be paid in full, in cash, with interest, and the Company will continue to satisfy its other ongoing obligations.

   - All Coal Act arrearages will be paid in full, with interest.

   - The Company will reinstate its Individual Employer Plan within 60 days of the effective date of a dismissal.

   - The Company will pay future 1992 Plan and Combined Fund payments.

   - Obligations to the 1974 Pension Trust will be determined through arbitration as provided by law.

   - The Company will post security to the 1992 Plan as required under the Coal Act, and in addition, will provide a $12 million secured contingency note which will be payable only in the event the Company does not meet its Coal Act obligations, or fails to meet certain financial tests.

<PAGE 3>
                                                        Continued

   - The Company will hold a special meeting of shareholders no later than March 31, 1999. Shareholders will be invited to submit nominees for the Board of Directors and proposals for consideration at that meeting. (The Company has not held a meeting of shareholders while in bankruptcy).

   - Provided that the pending sale of a certain asset occurs, Westmoreland will make a public tender for no less than 1 million shares of its outstanding preferred stock, at a price per share to be determined by the Equity Committee, for a total consideration of $20 million. The tender shall occur in the first quarter of 1999, or as soon thereafter as is practicable, following the date of the asset sale.

   The Company will not initiate litigation to challenge the Coal
Act, and in addition, will not voluntarily seek the protection of the Bankruptcy Court for the period of 5 years.

The Court gave the parties to the agreement until October 30, 1998 to decide whether to implement the agreement through a contractual arrangement to be executed upon dismissal or to file a consensual plan of reorganization. If the parties elect to file a plan of reorganization, it must be filed no later than November 30, 1998.

The Company is pleased that the parties were able to reach agreement in connection with Westmoreland's motion to dismiss. The Company has sought discharge from the bankruptcy due to the continuing success of its business restructuring plan which commenced in 1992.


                                #

   For further information contact Diane Jones (719) 448-5814.